UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 10, 2015

HUNTINGTON AUTO TRUST 2015-1

(Exact Name of Issuing Entity as Specified in its Charter)

Commission File Number of Issuing Entity: 333-203636-01

HUNTINGTON FUNDING, LLC

(Exact Name of Depositor as Specified in its Charter)

Commission File Number of Depositor: 333-203636

THE HUNTINGTON NATIONAL BANK

(Exact Name of Sponsor as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity/Registrant)

Pending

(Issuing Entity’s I.R.S. Employer Identification No.)

41 South High Street Columbus, Ohio	43287
(Address of Principal Executive Offices)	(Zip Code)

(614) 480-5676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the issuance and sale of Class A-1 0.35000% Auto Loan Asset Backed Notes (the “Class A-1 Notes”), Class A-2 0.76% Auto Loan Asset Backed Notes (the “Class A-2 Notes”), Class A-3 1.24% Auto Loan Asset Backed Notes (the “Class A-3 Notes”), Class A-4 1.64% Auto Loan Asset Backed Notes (the “Class A-4 Notes”), Class B 1.95% Auto Loan Asset Backed Notes (the “Class B Notes”), Class C 2.15% Auto Loan Asset Backed Notes (the “Class C Notes”) and Class D 2.74% Auto Loan Asset Backed Notes (the “Class D Notes” and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, and the Class C Notes, the “Notes”) by Huntington Auto Trust 2015-1 (the “Issuer”) described in the Final Prospectus Supplement dated June 3, 2015, the Registrant and/or the Issuer have entered into the agreements listed in Item 9.01(d) below. This Current Report on Form 8-K is being filed in connection with the execution of such agreements to satisfy an undertaking to file copies of certain agreements executed in connection with the issuance of the Notes.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated as of June 10, 2015, between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

10.1	Receivables Sale Agreement, dated as of June 10, 2015, between The Huntington National Bank and Huntington Funding, LLC (the “Depositor”).

10.2	Sale Agreement, dated as of June 10, 2015, between the Depositor and the Issuer.

10.3	Servicing Agreement, dated as of June 10, 2015, among The Huntington National Bank, the Issuer and the Indenture Trustee.

10.4	Administration Agreement, dated as of June 10, 2015, among the Issuer, The Huntington National Bank and the Indenture Trustee.

10.5	Amended and Restated Trust Agreement, dated as of June 10, 2015, between the Depositor, Citibank, N.A., as owner trustee, and Citicorp Trust Delaware, National Association, as issuer Delaware trustee..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 11, 2015	HUNTINGTON FUNDING, LLC

	By:	/s/ Michael C. Smith
	Name:	Michael C. Smith
	Title:	Chief Executive Officer, President and Treasurer